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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Joe's Jeans Inc. (the "Company") (Form S-3 No. 333-123088, No. 333-140867, No. 333-145727 and No. 333-149471; and Form S-8 No. 333-163187, No. 333-146740, No. 333- 126544, No. 333-117755, No. 333-109151, No. 333-102580 and No. 333-179769) of our reports dated February 13, 2015 (except for the effects of discontinued operations discussed in Note 1—Business Description and Basis of Presentation, Note 2—Subsequent Events and Note 4—Discontinued Operations to the consolidated financial statements, as to which the date is November 2, 2015), relating to the Company's consolidated financial statements and the schedule of Joe's Jeans Inc. as of November 30, 2014 and for the year then ended (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the existence of substantial doubt about the Company's ability to continue as a going concern and the retrospective adjustments to reflect discontinued operations) appearing in this Form 8-K.

/s/ Moss Adams LLP

Los Angeles, California

November 2, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM